UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2011

Angiotech Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

British Columbia	000-30334	98-0226269
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

1618 Station Street Vancouver, BC, Canada V6A 1B6

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (604) 221-7676

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03. Bankruptcy or Receivership.

On January 28, 2011 Angiotech Pharmaceuticals, Inc. (“Angiotech” or the “Company”) and certain of its subsidiaries voluntarily commenced proceedings under the Companies’ Creditors Arrangement Act (the “CCAA” and such proceedings, the “CCAA Proceedings”), obtaining an Initial Order from the Supreme Court of British Columbia (the “Canadian Court”), in In re Angiotech Pharmaceuticals, Inc., et al., Case No. S-110587 (Can. B.C. 2011).

The CCAA Proceedings were initiated by: Angiotech, 0741693 B.C. Ltd., Angiotech International Holdings, Corp., Angiotech Pharmaceuticals (US), Inc., American Medical Instruments Holdings, Inc., NeuColl, Inc., Angiotech BioCoatings Corp., Afmedica, Inc., Quill Medical, Inc., Angiotech America, Inc., Angiotech Florida Holdings, Inc., B.G. Sulzle, Inc., Surgical Specialties Corporation, Angiotech Delaware, Inc., Medical Device Technologies, Inc., Manan Medical Products, Inc. and Surgical Specialties Puerto Rico, Inc. (collectively, the “Angiotech Entities”).

In connection with the CCAA Proceedings, the Angiotech Entities each filed a voluntary petition under chapter 15 of title 11 of the United States Code (the “Code”) on January 30, 2011 (the “Chapter 15 Cases” and together with the CCAA Proceedings, the “Proceedings”) in the United States Bankruptcy Court for the District of Delaware (the “U.S. Court”) in In re Angiotech Pharmaceuticals, Inc., et al., Case No. 11-10269 (KG) (Bankr. D. Del. 2011). The purpose of the Chapter 15 Cases is to obtain recognition and enforcement in the United States of certain relief granted in the CCAA Proceedings, and to obtain U.S. Court assistance to the Canadian Court in effectuating a proposed recapitalization of the Company.

During the pendency of the Proceedings, the Angiotech Entities intend to operate their businesses as debtors-in-possession under the jurisdiction of the Canadian Court and the U.S. Court, as applicable, and in accordance with the applicable provisions of the CCAA and the Code and the orders of the Canadian Court and the U.S. Court.

Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The initiation of the Proceedings described in Item 1.03 above constitutes an event of default or otherwise triggers repayment obligations under the express terms of the following instruments and agreements relating to direct financial obligations of the Company and certain of its subsidiaries: (i) that certain credit agreement, dated as of February 27, 2009, by and among Angiotech, certain of its subsidiaries signatory thereto, the lenders signatory thereto and Wells Fargo Capital Finance, LLC (f/k/a Wells Fargo Foothill, LLC), as arranger and administrative agent (as amended or supplemented, the “Credit Agreement”); (ii) that certain indenture, dated as of March 23, 2006, by and among Angiotech, certain of its subsidiaries and U.S. Bank National Association, as successor to Deutsche Bank National Trust Company, successor to Wells Fargo Bank, N.A., as trustee, for the Company’s 7.75% Senior Subordinated Notes due 2014 (as amended, modified or supplemented from time to time, the “Senior Subordinated Notes Indenture”) and (iii) that certain indenture, dated as of December 11, 2006, by and among Angiotech, certain of its subsidiaries and Deutsche Bank National Trust Company, as successor to Wells Fargo Bank, N.A., as trustee, for the Company’s Senior Floating Rate Notes due 2013 (as amended, modified or supplemented from time to time, the “FRN Indenture”).

As a result of such an event of default or triggering event, all obligations under the Credit Agreement, the Senior Subordinated Notes Indenture and the FRN Indenture have become due and payable by the terms of those agreements. The ability of the creditors to seek remedies to enforce their rights under the Credit Agreement, the Senior Subordinated Notes Indenture or the FRN Indenture is automatically stayed as a result of the filing of the Proceedings and the creditors’ rights of enforcement are subject to the applicable provisions of the Code and the CCAA. The automatic stay invoked by filing the Proceedings effectively precludes any actions against the Company resulting from such acceleration.

As of January 30, 2011, the total principal amount outstanding under the Credit Agreement, the Senior Subordinated Notes Indenture and the FRN Indenture was approximately $10.0 million, $250.0 million and $325.0 million, respectively.

The above description of the Credit Agreement, the Senior Subordinated Notes Indenture and the FRN Indenture does not purport to be a complete statement of the parties’ rights and obligations under the Credit Agreement, the Senior Subordinated Notes Indenture or the FRN Indenture, as applicable. The above description of the Credit Agreement is qualified in its entirety by reference to the Credit Agreement, a copy of which is attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on March 5, 2009 and is incorporated herein by reference. The above description of the Senior Subordinated Notes Indenture is qualified in its entirety by reference to the Senior Subordinated Notes Indenture, a copy of which is attached as Exhibit 99.2 to the Company’s Report on Form 6-K filed with the SEC on April 3, 2006 and is incorporated herein by reference. The above description of the FRN Indenture is qualified in its entirety by reference to the FRN Indenture, a copy of which is attached as Exhibit 2 to the Company’s Report on Form 6-K filed with the SEC on December 15, 2006 and is incorporated herein by reference. Any information disclosed in this Current Report on Form 8-K or the exhibits hereto shall not be construed as an admission that such information is material.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 28, 2011, Angiotech received a notice from the Toronto Stock Exchange (the “TSX”) stating that the TSX is reviewing the eligibility for continued listing on the TSX of the Company’s securities pursuant to Part VII of The Toronto Stock Exchange Company Manual. Specifically, the TSX is reviewing the Company with respect to the continued listing requirements relating to insolvency or bankruptcy proceedings (s.708) and financial condition and/or operating results (s. 709, 710(a)(i)). The Company does not intend to make any submissions or otherwise contest the delisting proceedings. In addition, Angiotech’s securities have been suspended from trading on the TSX until further notice from the TSX.

Item 8.01. Other Events.

On January 28, 2011, the Company issued a press release announcing the commencement of voluntary proceedings under the CCAA by the Angiotech Entities. A copy of the Company’s press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

On January 31, 2011, the Company issued a press release announcing the initiation of voluntary proceedings under chapter 15 of the Code. A copy of the Company’s press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are filed herewith:

Exhibit Number	Description

99.1	Press Release, dated January 28, 2011.

99.2	Press Release, dated January 31, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Angiotech Pharmaceuticals, Inc.
(Registrant)

Dated: February 1, 2011	By:	/s/ K. Thomas Bailey
	Name:	K. Thomas Bailey
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated January 28, 2011.

99.2	Press Release, dated January 31, 2011.